Exhibit 99.1

FOXO Technologies Inc. Announces Receipt of Second Notice of Non-Compliance from NYSE American

MINNEAPOLIS, MN, AUGUST 18, 2023 — On August 16, 2023, FOXO Technologies Inc. (NYSEAM: FOXO) (the “Company”) received a second written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the Company’s Class A common stock was selling for a low price per share for a substantial period of time, which NYSE American determined to be a 30-trading day average of less than $0.20 per share.

The Notice stated that the Company’s continued listing is predicated on it effecting a reverse stock split of its Class A common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which NYSE American has determined to be no later than February 16, 2024. However, NYSE American may take accelerated delisting action that would pre-empt the cure period in the event that the Class A common stock trades at levels viewed to be abnormally low.

As previously disclosed, on June 12, 2023, the Company received a notice from the NYSE American stating that it is not in compliance with the continued listing standards set forth in Section 1003(a)(i) of the Company Guide since the Company reported stockholders’ deficit of $(30,000) at March 31, 2023, and losses from continuing operations and/or net losses in its two most recent fiscal years ended December 31, 2022. Section 1003(a)(i) of the Company Guide requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. On July 12, 2023, the Company submitted a plan of compliance (the “Plan”) addressing how it intends to regain compliance with the stockholders’ equity requirement by December 12, 2024. If the Plan is not accepted by NYSE American, or if the Company does not make progress consistent with the Plan, or if the Company fails to regain compliance by December 12, 2024, the NYSE American may commence delisting procedures.

The Company’s Class A common stock will continue to be listed on the NYSE American while the Company evaluates its various alternatives to regain compliance with Section 1003(f)(v) of the Company Guide, including to effect a reverse stock split of its issued and outstanding shares of Class A common stock, which corporate action was previously approved by stockholders at the Company’s annual meeting of stockholders held on May 26, 2023. The Company will also continue to be included in the list of NYSE American noncompliant issuers, and the below compliance (“.BC”) indicator will continue to be disseminated with the Company’s ticker symbol. The Company’s receipt of the Notice from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About FOXO Technologies Inc. (“FOXO”)

FOXO is at the forefront of commercializing epigenetic biomarker technology. Their mission is to utilize the power of epigenetics and artificial intelligence to generate data-driven insights that promote optimal health and longevity outcomes for individuals and organizations alike. For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements regarding the Notice, the Plan, whether the Company will effect a reverse stock split of its issued and outstanding shares of Class A common stock, and whether the Company will regain compliance with the NYSE American’s continued listing standards, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to continue as a going concern and obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts / Investor Relations

Matthew Hausch, Cody Slach

Gateway Investor Relations

(949) 574-3860

FOXO@gatewayir.com